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                                                                    EXHIBIT 99.1


            COVANSYS RECEIVES STAFF DETERMINATION LETTER FROM NASDAQ

    COMPANY WILL REQUEST A HEARING AND IS WORKING TO COMPLETE ITS REVIEW AND
     ANALYSIS OF ACCOUNTING ISSUES REGARDING CERTAIN PROPERTY AND EQUIPMENT

FARMINGTON HILLS, MI, May [27], 2004 -- Covansys Corporation (NASDAQ: CVNS), a leading global provider of strategic outsourcing and integration services, today acknowledged its receipt of a Nasdaq Staff Determination letter dated May 26, 2004, notifying the Company that it has not complied with Marketplace Rule 4310(c)(14) requiring the timely filing of its Form 10-Q for the period ended March 31, 2004 with the Securities and Exchange Commission ("SEC"). As a result, the Nasdaq Staff has indicated that Covansys' ticker symbol will be changed from CVNS to CVNSE effective May 28, 2004. Further, the Company has been put on notice that its securities will be delisted from the Nasdaq Stock Market at the open of business on June 4th unless the Company appends the staff's determination at a hearing before a Nasdaq Listing Qualification Panel. Covansys intends to appeal the staff's determination at such a hearing. As a result of this appeal, the Company's securities will continue to be listed pending the Panel's final determination. There can be no assurance that the Panel will grant the Company's request for continued listing.

The delay in filing the Company's Form 10-Q for the period ended March 31, 2004 is the result of a recently completed physical inventory of its fixed assets. Covansys is working to resolve issues surrounding the proper accounting treatment for physical losses and obsolescence of certain of the Company's property and equipment, mainly computers and related peripherals previously reported as having a current net book value of approximately $2.5 million (an original cost of $15.7 million), or less than 1% of total assets.

On May 17, 2004, Covansys released selected first quarter operating results and announced the delay in filing its Form 10-Q for the period ended March 31, 2004. The Company intends to file its Form 10-Q as soon as possible following final resolution of these issues, thereby allowing it to return to compliance with Nasdaq filing requirements.


ABOUT COVANSYS
Covansys Corporation, (NASDAQ: CVNS), is a global consulting and technology services company specializing in industry-specific solutions, strategic outsourcing and integration services through a unique onsite, off-site, offshore delivery model that helps clients achieve rapid deployment, world-class quality and reduced costs. Founded in 1985, Covansys has successfully delivered an array of innovative and cost-effective business and technical solutions to leaders in the private and public sectors. With one of the largest offshore capabilities of any technology services provider based in the United States, Covansys has achieved the SEI's CMM(R) Level 5 quality ratings at two of its offshore development centers in India.

SAFE HARBOR STATEMENT
With the exception of statements regarding historical matters and statements concerning our current status, certain matters discussed herein are forward-looking statements that involve substantial risks and uncertainties. Such forward-looking statements may be identified by the words "anticipate," "believe," "estimate," "expect" or "intend" and similar expressions. Our

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actual results, performance or achievements could differ materially from these forward-looking statements.

Factors that could cause or contribute to such material differences include general economic conditions and conditions in the IT industry such as the demand for IT services, public sector government budgetary constraints, potential cost overruns on fixed-price projects, effective application of the percentage of completion method of accounting for fixed priced contracts, risks related to merger, acquisition and strategic investment strategy, variability of operating results, government regulation of immigration, exposure to regulatory, political and economic conditions in India and Asia, competition in the IT services industry, the short-term nature and termination provisions of contracts, economic conditions unique to clients in specific industries and limited protection of intellectual property rights. These and other factors are described in the Company's filings with the U.S. Securities and Exchange Commission.